AIG Life Insurance Company
                                          P.O. Box 667
                                        One Alico Plaza
                                 Wilmington, Delaware 19899-0667
                                    A capital stock company

This Policy is a contract between AIG Life Insurance Company ("We", "Us" or "Our") and the Policyholder ("You" or "Your") shown on the Policy Schedule.

Subject to the terms of this Policy and the Certificates We issue to each Certificate Owner, We will provide the benefits described in this Policy. We do this in return for the application of the Policyholder, and the required individual applications for life insurance coverage on the Insureds and for the payment of the premiums.

This Policy becomes effective at 12:01 A.M. Standard Time on the Policy Effective Date at the address of the Policyholder and will continue in force, in accordance with the applicable provisions, unless terminated in accordance with its provisions.

This Policy is non-participating and is not entitled to share in Our surplus earnings.






/s/Elizabeth M. Tucker                    /s/R.J. O'Connell
----------------------                    ---------------------
 Secretary                                       President






           GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                              Non-Participating







                                            POLICY SCHEDULE


            POLICY NUMBER                 GUL12345

            POLICYHOLDER                  XYZ Trust

            POLICY EFFECTIVE DATE         June 1, 1997

            ELIGIBLE PERSONS:             Exempt Employees Of ABC Corporation





                                                 INDEX

            Policy Sections                                       Page

            Policy Schedule                                       3
            Table of Guaranteed Maximum Cost Of
              Insurance Rates                                     4 & 5
            Policy Provisions                                     6






                          Guaranteed Monthly Cost Insurance Rates-Male
                                Per $1,000 of Net Amount at Risk



              Attained      Monthly COI Rate      Attained      Monthly COI Rate
                 Age      Nonsmoker    Smoker        Age      Nonsmoker     Smoker
                  0          N/A       0.21921       50        0.42768     0.83403
                  1          N/A       0.08584       51        0.46688     0.91166

                  2          N/A       0.08251       52        0.51193     0.99933
                  3          N/A       0.08084       53        0.56365     1.09871
                  4          N/A       0.07751       54        0.62122     1.20729
                  5          N/A       0.07334       55        0.68547     1.32342
                  6          N/A       0.06917       56        0.75557     1.44626

                  7          N/A       0.06500       57        0.82985     1.57581
                  8          N/A       0.06250       58        0.91250     1.71209
                  9          N/A       0.06167       59        1.00518     1.85845
                 10          N/A       0.06250       60        1.10873     2.02158
                 11          N/A       0.06750       61        1.22400     2.20569

                 12          N/A       0.07667       62        1.35684     2.41331
                 13          N/A       0.08917       63        1.50727     2.64531
                 14          N/A       0.10334       64        1.67447     2.89921
                 15        0.11335     0.14669       65        1.85761     3.16834
                 16        0.12335     0.16336       66        2.05588     3.45020

                 17        0.13085     0.17503       67        2.26847     3.74229
                 18        0.13585     0.18420       68        2.49957     4.04883
                 19        0.13919     0.19004       69        2.75591     4.38161
                 20        0.14002     0.19337       70        3.04592     4.74911
                 21        0.13835     0.19337       71        3.37720     5.16235

                 22        0.13585     0.19004       72        3.75992     5.62985
                 23        0.13252     0.18670       73        4.19334     6.14841
                 24        0.12918     0.18170       74        4.67004     6.71732
                 25        0.12502     0.17586       75        5.18003     7.32578
                 26        0.12252     0.17253       76        5.71919     7.94851

                 27        0.12085     0.17086       77        6.28340     8.57456
                 28        0.12001     0.17086       78        6.87612     9.20818
                 29        0.12001     0.17336       79        7.51607     9.87149
                 30        0.12085     0.17753       80        8.22375     10.58674
                 31        0.12335     0.18337       81        9.01810     11.37459

                 32        0.12668     0.19087       82        9.91569     12.24906
                 33        0.13168     0.20087       83       10.91280     13.19603
                 34        0.13752     0.21255       84       11.99040     14.18421





                 Age      Nonsmoker    Smoker        Age      Nonsmoker     Smoker
                 35        0.14419     0.22672       85       13.12418     15.18033
                 36        0.15169     0.24339       86       14.29994     16.16034

                 37        0.16169     0.26424       87       15.49991     17.16810
                 38        0.17253     0.28758       88       16.71910     18.22020
                 39        0.18420     0.31427       89       17.97489     19.26842
                 40        0.19837     0.34512       90       19.28574     20.32834
                 41        0.21338     0.37848       91       20.68243     21.43307

                 42        0.22922     0.41517       92       22.21791     22.71710
                 43        0.24673     0.45521       93       24.04369     24.36888
                 44        0.26590     0.49942       94       26.50346     26.62992
                 45        0.28758     0.54613       95       30.20740     30.20740
                 46        0.31093     0.59452       96       36.35803     36.35803

                 47        0.33595     0.64709       97       47.21180     47.21180
                 48        0.36347     0.70383       98       66.20701     66.20701
                 49        0.39349     0.76559       99       90.90909     90.90909
            /TABLE

                         Guaranteed Monthly Cost Insurance Rates-Female
                                Per $1,000 of Net Amount at Risk


              Attained      Monthly COI Rate      Attained       Monthly COI Rate

                 Age      Nonsmoker    Smoker        Age      Nonsmoker     Smoker
                  0          N/A       0.15669       50        0.36180     0.56449
                  1          N/A       0.07000       51        0.38932     0.60537
                  2          N/A       0.06667       52        0.42101     0.65209

                  3          N/A       0.06500       53        0.45604     0.70383
                  4          N/A       0.06417       54        0.49191     0.75641
                  5          N/A       0.06250       55        0.53028     0.81066
                  6          N/A       0.06084       56        0.56866     0.86408
                  7          N/A       0.05917       57        0.60620     0.91417

                  8          N/A       0.05834       58        0.64375     0.96343
                  9          N/A       0.05750       59        0.68630     1.01603
                 10          N/A       0.05667       60        0.73638     1.07866
                 11          N/A       0.05834       61        0.79814     1.15717
                 12          N/A       0.06084       62        0.87493     1.25825

                 13          N/A       0.06417       63        0.96927     1.38107
                 14          N/A       0.06834       64        1.07532     1.51813
                 15        0.07167     0.08001       65        1.18975     1.66276
                 16        0.07501     0.08417       66        1.30838     1.80994
                 17        0.07751     0.08834       67        1.42954     1.95214

                 18        0.08001     0.09251       68        1.55491     2.09605
                 19        0.08251     0.09501       69        1.69453     2.25256
                 20        0.08417     0.09751       70        1.85845     2.43759
                 21        0.08584     0.09918       71        2.05839     2.67212
                 22        0.08667     0.10168       72        2.30363     2.95957

                 23        0.08834     0.10418       73        2.59756     3.30170
                 24        0.09001     0.10668       74        2.93610     3.69191
                 25        0.09168     0.10918       75        3.31428     4.11856
                 26        0.09418     0.11335       76        3.72382     4.57248
                 27        0.09584     0.11668       77        4.16309     5.04701

                 28        0.09834     0.12085       78        4.63892     5.54895
                 29        0.10168     0.12585       79        5.16656     6.09610
                 30        0.10418     0.13168       80        5.76724     6.70972
                 31        0.10751     0.13669       81        6.45895     7.40696
                 32        0.11085     0.14252       82        7.25729     8.20087

                 33        0.11501     0.15002       83        8.15937     9.11907
                 34        0.12001     0.15836       84        9.15556     10.11631





                 Age      Nonsmoker    Smoker        Age      Nonsmoker     Smoker
                 35        0.12585     0.16753       85       10.23537     11.17773
                 36        0.13418     0.18170       86       11.39164     12.29517

                 37        0.14419     0.19837       87       12.62319     13.45788
                 38        0.15502     0.21755       88       13.93142     14.67216
                 39        0.16669     0.23839       89       15.32721     15.93752
                 40        0.18087     0.26340       90       16.82248     17.34402
                 41        0.19587     0.29008       91       18.45266     18.86254

                 42        0.21088     0.31677       92       20.28063     20.55222
                 43        0.22588     0.34345       93       22.43826     22.54368
                 44        0.24089     0.37014       94       25.22305     25.22305
                 45        0.25757     0.39849       95       29.24956     29.24956
                 46        0.27508     0.42768       96       35.72205     35.72205

                 47        0.29425     0.45771       97       46.86829     46.86829
                 48        0.31427     0.49024       98       66.09429     66.09429
                 49        0.33678     0.52611       99       90.90909     90.90909
            /TABLE

                                           POLICY PROVISIONS


Eligible  Persons.    Persons eligible to become insured under this Policy are
those described as Eligible Persons on the Policy Schedule.

Certificates. We will issue a Certificate to each Certificate Owner describing each Insured s life insurance coverage under this Policy. The certificate will describe the benefits of this Policy, to whom the benefits will be paid, and the limitations and conditions that apply.

A  certificate  may  be  modified  by  rider or endorsement issued by Us to be
attached  to  the  certificate.    The rider or endorsement will set forth the
modifications to the certificate which affect the Insured.

Premiums. All premiums are payable in advance to Us. The planned premium for each Insured is shown on that Insured s certificate Information Page.

Required  Data.    The  Policyholder  must  give  Us  all data that We need to administer this Policy.

Examination  Of  Records.    We  have  the right to examine all records of the
Policyholder that pertain to the life insurance provided by this Policy.

Continuation Of This Policy. This Policy will continue in force, subject to the Policy Termination provision.

Entire Contract. The entire contract ("Policy") consists of this Policy, the certificates, the policyholder s application, each Insured s application for l i fe insurance coverage under this Policy, and any attached riders, endorsements or amendments.

We rely on the Policyholder s application to issue this Policy and the individual applications, if any, to issue certificates providing life insurance coverage on each Insured. Statements made by the Policyholder or any Insured or Certificate Owner are deemed to be representations and not warranties. No such statement will be used to contest this Policy, a certificate or a claim unless a copy of the instrument is furnished to the person making the statement or to his/her beneficiary.

Changing This Policy. This Policy may only be changed, in writing, by one of our executive officers. No other person, including an agent, has any authority to change or reinstate this Policy or extend the time for paying a premium.

Conformity  With  State  Statutes.   Any provision of this Policy that, on the
Policy Effective Date, conflicts with state laws of the governing jurisdiction is changed to meet the minimum requirements of those laws.

Policy  Termination.    This Policy may only be terminated with respect to the
issuance  of  new  certificates.   Either We or the Policyholder may terminate
this Policy upon giving at least 31 days written notice to the other.  We will





not terminate this Policy prior to the end of the first year following the Policy Effective Date.

Clerical  Error.    Clerical  error will not void any certificate issued under this Policy which is otherwise validly in force, nor will it keep in force any certificate that otherwise would end.

Certificate Provisions Made Part Of This Policy. The remainder of this Policy consists of provisions that appear in the certificates, riders and endorsements. A copy of the certificates, riders and endorsements is added to and made a part of this Policy.


                                 AIG LIFE INSURANCE COMPANY
                                       One Alico Plaza
                                 Wilmington, Delaware 19899



































                        GROUP FLEXIBLE PREMIUM ADJUSTABLE LIFE INSURANCE POLICY
                                           Non-Participating